Exhibit 99.1

Contacts: Media:

Keurig Dr Pepper

Katie Gilroy

T: 781-418-3345/ katie.gilroy@keurig.com

Chris Barnes

T: 972-673-5539/ chris.barnes@dpsg.com

Investors:

Keurig Dr Pepper

Maria Sceppaguercio

T: 781-418-8136/ maria.sceppaguercio@keurig.com

Steve Alexander

T: 972-673-6769/ steve.alexander@dpsg.com

Keurig Dr Pepper Announces Successful Completion of the Merger between Keurig Green Mountain and Dr Pepper Snapple Group

Combination Creates a New Challenger in the Beverage Industry

BURLINGTON, MA, and PLANO, TX (July 9, 2018) — Keurig Dr Pepper (NYSE: KDP) today announced the successful completion of the merger between Keurig Green Mountain and Dr Pepper Snapple Group.

The transaction creates the seventh-largest company in the U.S. food and beverage sector and third-largest beverage company in North America, with annual revenues of approximately $11 billion.

Commenting on the announcement, Keurig Dr Pepper CEO Bob Gamgort stated, “The combination of these two great companies creates the scale, portfolio and selling and distribution capabilities to compete differently in the beverage industry.   With a large stable of iconic brands and the leading single-serve coffee brewing system on the market, KDP has the ability to satisfy any beverage need or consumption occasion—hot or cold, at work or at play, at home or on the go—and the capability to get our brands to consumers virtually anytime and anywhere they purchase beverages.  I am honored to lead this great team and excited that together we will challenge this industry in a new way.”

Shares in Keurig Dr Pepper will begin trading on the New York Stock Exchange tomorrow, July 10, 2018, under the ticker symbol KDP.

As previously announced, under the terms of the merger agreement, Dr Pepper Snapple shareholders will receive a special cash dividend of $103.75 per share, payable in U.S. dollars, on July 10, 2018, to shareholders of record on the July 6, 2018 record date, the trading day immediately prior to the closing date.  Through July 9, 2018, the shares have traded with “due-bills,” representing an assignment of the right to receive the special cash dividend.  On July 10, 2018, the shares will begin trading ex-dividend.

KDP will maintain dual headquarters in Burlington, MA, and Plano, TX.

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ABOUT KEURIG DR PEPPER

Keurig Dr Pepper (KDP) is a leading coffee and beverage company in North America, with annual revenue in excess of $11 billion. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. The Company maintains an unrivaled distribution system that enables its portfolio of more than 125 owned, licensed and partner brands to be available nearly everywhere people shop and consume beverages. With a wide range of hot and cold beverages that meet virtually any consumer need, KDP key brands include Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott’s® and The Original Donut Shop®. The Company employs more than 25,000 employees and operates more than 120 offices, manufacturing plants, warehouses and distribution centers across North America.

FORWARD LOOKING STATEMENTS

Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the combination of Keurig Green Mountain, Inc. (“KGM”) and Dr Pepper Snapple Group, Inc. (“DPSG” and such combination, the “transaction”), the anticipated benefits of the transaction, including estimated synergies and cost savings, and other statements that are not historical facts. These statements are based on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are subject to a number of risks and uncertainties regarding the combined company’s business and the combination and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the impact the significant additional debt incurred in connection with the transaction may have on our ability to operate our combined business, (ii) risks relating to the integration of the KGM and DPS operations, products and employees into the combined company and assumption of certain potential liabilities of KGM and the possibility that the anticipated synergies and other benefits of the combination, including cost savings, will not be realized or will not be realized within the expected timeframe, (iii) our status as a “controlled company” within the meanings of the New York Stock Exchange, including our reliance on exemptions from certain corporate governance standards and the significantly less influence that our pre- transaction holders now have on our company, and (iv) risks relating to the combined businesses and the industries in which our combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in our definitive proxy statement filed with the SEC on May 29, 2018, our Current Report on Form 8-K filed with the SEC on July 9, 2018, and our subsequent filings with the SEC. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.